(As filed May 9, 2000)

                                                           File No. 70-9513

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                  Post-Effective Amendment No. 3
                           ("POS-AMC")
                               to
                            FORM U-1
                    APPLICATION OR DECLARATION
                           UNDER THE
           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                   ALLIANT ENERGY CORPORATION
                   222 West Washington Avenue
                   Madison, Wisconsin  53703

                       IES UTILITIES INC.
                         Alliant Tower
                   Cedar Rapids, Iowa  52401

                NUCLEAR MANAGEMENT COMPANY, LLC
                       700 First Street
                   Hudson, Wisconsin  54016

  (Names of companies filing this statement and addresses of principal executive offices)
      ___________________________________________________

                  ALLIANT ENERGY CORPORATION
        (Name of top registered holding company parent)
     ____________________________________________________

                     Edward M. Gleason
              Vice President -- Treasurer and
                   Corporate Secretary
                Alliant Energy Corporation
                222 West Washington Avenue
              Madison, Wisconsin  53703-0192

         (Name and address of agent for service)
    ____________________________________________________

 The Commission is requested to send copies of all notices, orders and communications in connection with this Application or Declaration to:


  Barbara J. Swan, General Counsel        William T. Baker, Jr., Esq.
     Alliant Energy Corporation            Thelen Reid & Priest LLP
     222 West Washington Avenue               40 West 57th Street
  Madison, Wisconsin  53703-0192           New York, New York  10019

     Post-Effective Amendment No. 1, as filed in this proceeding on November 24, 1999, and as amended and restated by Post-Effective Amendment No. 2, dated April 25, 2000, is hereby further amended as follows:
Nuclear Management Company, LLC is joined as an additional named applicant in this proceeding.


                            SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this Application or Declaration filed herein to be signed on their behalf by the undersigned thereunto duly authorized.


                               ALLIANT ENERGY CORPORATION

                               By: /s/ Edward M. Gleason
                                  ----------------------------------
                               Name:   Edward M. Gleason
                               Title:  Vice President -- Treasurer
                                       and Corporate Secretary

                               IES UTILITIES, INC.

                               By: /s/ Edward M. Gleason
                                  ----------------------------------
                               Name:   Edward M. Gleason
                               Title:  Vice President -- Treasurer
                                       and Corporate Secretary

                               NUCLEAR MANAGEMENT COMPANY, LLC

                               By: /s/ Walter Woelfle
                                  ----------------------------------
                               Name:   Walter Woelfle
                               Title:  Secretary and Counsel


Date:  May 9, 2000